Exhibit 99.1

Pacific Capital Bancorp Announces Scheduled Departure of Chief Financial and Operating Officer

SANTA BARBARA, Calif.--(BUSINESS WIRE)--December 9, 2009--Pacific Capital Bancorp (Nasdaq:PCBC), a community bank holding company, today announced that Stephen V. Masterson and the Company have mutually agreed to Mr. Masterson’s resignation from Pacific Capital Bancorp, which will be effective as of March 12, 2010. Mr. Masterson serves as Executive Vice President and Chief Financial and Operating Officer of Pacific Capital Bancorp.

Pacific Capital Bancorp is initiating a search for a new Chief Financial Officer to assume the position upon Mr. Masterson’s departure.

About Pacific Capital Bancorp

Pacific Capital Bancorp is the parent company of Pacific Capital Bank, N.A., a nationally chartered bank that operates 46 branches under the local brand names of Santa Barbara Bank & Trust, First National Bank of Central California, South Valley National Bank, San Benito Bank and First Bank of San Luis Obispo.

Forward Looking Statements

Certain matters contained in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s financial condition, results of operations, plans, objectives, future performance and business. Such forward-looking statements are typically preceded by, followed by or include words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” “remain” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the Company’s control. Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Comparisons of results or balances between historical periods or dates do not mean or imply that the same or similar trends will continue or be evident in any future period. For more information about factors that could cause actual results to differ from the Company’s expectations, refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, including the discussion under “Risk Factors,” as filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov.

CONTACT:
Pacific Capital Bancorp
Debbie Whiteley, Executive Vice President, Investor Relations
805-884-6680
Debbie.Whiteley@pcbancorp.com
or
Financial Profiles
Tony Rossi
310-277-4711 ext. 119
trossi@finprofiles.com